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FOR IMMEDIATE RELEASE                             Contact:  Kirk Collamer
                                                            Coinstar, Inc.
                                                            (425) 943-8000

                            COINSTAR CLOSES $25 MILLION
                                COMMERCIAL BANK LINE

BELLEVUE, WASHINGTON--FEBRUARY 26, 1999--Coinstar Inc. (NASDAQ: CSTR) today announced that it has signed an agreement for a $25 million commercial bank credit facility. The agreement was reached this week with Imperial Bank and Bank Austria Creditanstalt Corporate Finance, Inc.

"We are pleased to have closed this facility," said Jens Molbak, Coinstar founder and CEO. "This credit agreement will supplement the capital resources available to fund the continued growth and expansion of our network."

"Our agreement with Imperial Bank and Bank Austria Creditanstalt shows the confidence that the financial community has in Coinstar and in its management," said Kirk Collamer, Coinstar Vice-President and CFO. "Furthermore, this credit agreement gives us the flexibility to continue to grow and develop our business."

Coinstar, Inc.-Registered Trademark- develops, owns and operates a network of nearly 5,000 self-service, coin counting machines. The machines, which provide consumers with a convenient means of converting loose change into cash, are located in leading supermarket chains in 37 states. Consumers can call 1-800-928-CASH, or visit http://www.coinstar.com for the location of the nearest Coinstar-Registered Trademark- machine.


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Photos can be downloaded from the Coinstar Website at:
http://www.coinstar.com/news/photorel.html

This press release contains forward-looking statements that involve a number of risks and uncertainties. Actual results could differ materially from the results identified or implied in any forward-looking statement discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the risks that are more fully described under the caption "Risk Factors" included in the most recent reports filed with the Securities and Exchange Commission by Coinstar, Inc.